Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2009, in the Registration Statement on Form S-4 and related Prospectus of Pregis Corporation.

/s/ Ernst & Young LLP

Chicago, Illinois

October 30, 2009